UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2020

Sector 5, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-181742	45-5042353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Duke Street, Suite 110, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (571) 348-1005

_________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Sector 5, Inc.

March 30, 2020

Item 8.01. Other Events.

In accordance with the Securities and Exchange Commission Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), Sector 5, Inc. (the “Company”) will be relying on the relief provided by the Order to delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) by up to 45 days. The Company expects to file the Annual Report on or before May 14, 2020. The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the recent global outbreak of COVID-19. The Company has been following the recommendations of local government and health authorities to minimize exposure risk for its employees, including the temporary closure of its offices and having employees work remotely. As a result, the Company will not be able to timely review and prepare the Company’s financial statements for the 2019 fiscal year.

The Company is supplementing the risk factors previously disclosed in its most recent periodic reports filed under the Securities Exchange Act of 1934, as amended, with the following risk factor:

The recent coronavirus outbreak could have an adverse effect on our business.

Concerns are rapidly growing about the global outbreak of a novel strain of coronavirus, COVID-19. The virus has spread rapidly across the globe, including the U.S. The pandemic is having an unprecedented impact on the U.S. economy as federal, state and local governments react to this public health crisis, which has created significant uncertainties. These uncertainties include, but are not limited to, the potential adverse effect of the pandemic on the economy, our vendors, our employees and customers and customer sentiment in general. Continued impacts of the pandemic could materially adversely impact global economic conditions, our business, results of operations and financial condition, including our potential to conduct financings on terms acceptable to us, if at all, and may require significant actions in response, including but not limited to expense reductions or discounting of pricing of our products, in an effort to mitigate such impacts. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak, the impact on capital and financial markets and the related impact on the financial circumstances of our customers, all of which are highly uncertain and cannot be predicted. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to the Company’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding the projected impact of the recent outbreak of COVID-19 on the Company’s business, operating results, cash flows and/or financial condition. The risks and uncertainties referred to above include, but are not limited to, the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies, the effect of the pandemic on the Company’s supply chain, the Company’s ability to implement cost containment and business recovery strategies, the adverse effects of the pandemic on the Company’s business or the market price of the Company’s common stock, U.S. and foreign governmental responses to the pandemic, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECTOR 5, INC.

Date: March 30, 2020	By:	/s/ Erick Kuvshinikov
	Name:	Erick Kuvshinikov
	Title:	Chief Executive Officer

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